                                                                     Exhibit 8.1


                       [BAKER& HOSTETLER LLP LETTERHEAD]



                                February 18, 1998



Boykin Lodging Company
Terminal Tower, Suite 1500
50 Public Square
Cleveland, Ohio  44113

Ladies and Gentlemen:

         We have acted as counsel to Boykin Lodging Company, an Ohio corporation (the "Company"), in connection with the preparation of a registration statement on Form S-11 (the "S-11 Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on June 19, 1996 (No. 333-6341), as amended, with respect to the offering and sale (the "S-11 Offering") of 9,516,250 common shares, without par value, of the Company, the Company's contribution of substantially all of the net proceeds of the S-11 Offering to Boykin Hotel Properties, L.P., an Ohio limited partnership (the "Operating Partnership"), in exchange for a general partnership interest in the Operating Partnership and a note convertible into general partnership interests in the Operating Partnership (the "Intercompany Convertible Note"). We have also acted as Counsel to the Company in connection with the preparation of a registration statement on Form S-3 (the "S-3 Registration Statement") filed with the Commission on November 4, 1997 (No. 333-39369) with respect to the offering and sale from time to time in one or more classes or series of (a) whole or fractional preferred shares (collectively, "Preferred Shares"), (b) Preferred Shares represented by depositary shares (the "Depositary Shares"), (c) common shares, without par value and (d) warrants to purchase Preferred Shares, Depositary Shares or common shares, without par value. Finally, we have also acted as counsel to the Company in connection with the preparation under the S-3 Registration Statement of a Prospectus ("Prospectus") and Prospectus Supplement ("Supplement") (the Prospectus and the Supplement are hereafter collectively referred to as the "Current Offering Materials") with respect to the offering and sale (the "Offering") of up to 5,175,000 common shares, without par value, of the Company. Any capitalized terms not specifically defined herein have the meaning ascribed to them in the Current Offering Materials. You have requested our opinion on certain federal income tax matters in connection with the Offering.

         The Operating Partnership has acquired equity interests in certain hotels and certain associated personal property (the "Boykin Hotels"). In addition, the Operating Partnership has acquired interests in certain limited liability companies and limited partnerships described in the Current Offering Materials that own and lease hotels and certain associated personal property (these interests are referred to collectively as "Joint Ventures" and these hotels are

Boykin Lodging Company
February 18, 1998
Page 2


referred to collectively as the "JV Hotels"). Finally, the Company entered into an Agreement and Plan of Merger on December 30, 1997 (the "Proposed Merger") with Red Lion Inns Limited Partnership ("Red Lion"), under which the Company agreed to acquire a portfolio of 10 Doubletree licensed hotels owned by Red Lion (the "Doubletree Hotels") (the Boykin Hotels, the JV Hotels and the Doubletree Hotels are collectively referred to as the "Hotels"). The Hotels are leased to various entities (the "Lessees"), pursuant to leases (the "Leases").

         In connection with the opinions rendered below, we have examined the following:

         1. the Company's Amended and Restated Articles of Incorporation, as filed with the Secretary of State of Ohio;

         2.       the Company's Code of Regulations;

         3. the S-11 Registration Statement, the S-3 Registration Statement and the Current Offering Materials;

         4. the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement");

         5.       the Leases;

         6.       the organizational and governing documents of the Joint
Ventures;

         7.       the Intercompany Convertible Note; and

         8. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

         In connection with the opinions rendered below, we have assumed generally that:

         1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

         2. beginning with its initial taxable year ending December 31, 1996, the Company has operated and will continue to operate in the manner described in the S-11 Registration Statement, the S-3 Registration Statement, and the Current Offering Materials; and

         3. the Company will not make any amendment to its organizational documents, the Operating Partnership Agreement, or any Joint Venture document after the date of this opinion that would adversely affect the Company's qualification as a real estate investment trust (a "REIT") for any taxable year.

Boykin Lodging Company
February 18, 1998
Page 3



         In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the representation letter executed by a duly appointed officer of the Company (the "Representation Letter").

         For purposes of our opinions, we made no independent investigation of the facts contained in the documents and assumptions set forth above or the representations set forth in the Representation Letter. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

         In addition, to the extent that any of the representations provided to us in the Representation Letter are with respect to matters set forth in the Internal Revenue Code of 1986, as amended (the "Code"), or the Treasury regulations thereunder (the "Regulations"), we have reviewed with the individuals making such representation the relevant portion of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such representations.

         Based on the documents and assumptions set forth above, the representations set forth in the Representation Letter, the discussion in the S-11 Registration Statement and the S-3 Registration Statement under the caption "Federal Income Tax Considerations" (including all assumptions and qualifications set forth therein), and the discussion in the Supplement under the caption "Certain Federal Income Tax Considerations" (all of which are incorporated herein by reference), we are of the opinion that:

                  (a) the Company has qualified as a REIT for its short taxable year ended December 31, 1996 and its taxable year ended December 31, 1997, and the Company's proposed method of operation, whether the Proposed Merger occurs or not, will enable it to meet the requirements for qualification and taxation as a REIT under the Code;

                  (b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Considerations" as such descriptions and conclusions are modified and supplemented by the Supplement under the captions "Risk Factors--Tax Risks" and "Certain Federal Income Tax Considerations" are correct in all material respects, and the discussion contained therein fairly summarizes the federal tax considerations that are material to a holder of the Common Shares;

                  (c) the Operating Partnership has, since its formation, been treated for federal income tax purposes as a partnership and not as an association taxable as a corporation or as a publicly traded partnership; and

                  (d) the Joint Ventures have, since their formation, for federal income tax purposes been either (i) disregarded as separate from their owner or (ii) treated as

Boykin Lodging Company
February 18, 1998
Page 4


         partnerships and not as associations taxable as corporations or as publicly traded partnerships.

We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Representation Letter. Accordingly, no assurance is given that the actual results of the Company's operations for any particular taxable year will satisfy the requirements for qualification and taxation as a REIT.

         The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance is given that the law will not change in a way that will prevent the Company from qualifying as a REIT or the Operating Partnership and Joint Ventures from being classified as partnerships for federal income tax purposes.

         We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement. We also consent to the references to Baker & Hostetler LLP under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Prospectus and under the captions "Tax Risks" and "Legal Matters" in the Supplement.

         The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee, and may not be relied upon for any purpose by any other person without our express written consent.

                                          Very truly yours,

                                          /s/ Baker & Hostetler LLP